                      EDWARDS AFB CATV FRANCHISE AGREEMENT

1. Contract Number:              2. Date RFP Issued:            3. Authority:
FO4700-94-D-0011                 14 Mar 94                      47 U.S.C. 541
                                                                16 U.S.C. 420
                                                                AFR 70-3

4. Issued By:                                 5. Administered By:
Department of the Air Force                   Same as Block 4
Air Force Flight Test Center (AFMC)
Directorate of Contracting, PKAD
5 S Wolfe Avenue
Edwards AFB CA 93524-1185

6. Area of Coverage:
Edwards AFB CA

                                     OFFER

THE UNDERSIGNED AGREE, IF THIS OFFER IS ACCEPTED WITHIN __ CALENDAR DAYS (60 CALENDAR DAYS UNLESS A DIFFERENT PERIOD IS INSERTED BY THE OFFEROR), TO FURNISH CATV SERVICES TO THE AREA SPECIFIED AT BLOCK 6 IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS FRANCHISE AGREEMENT ATTACHED HERETO.

7. OFFEROR - NAME, ADDRESS              8. NAME AND TITLE OF PERSON
AND PHONE NUMBER:                       AUTHORIZED TO SIGN OFFER:

Cable TV Fund 12-BCD Venture/           RUTH E. WARREN
Jones Intercable Inc.                   Group Vice President of Operations
41551 Tenth Street West
Palmdale CA 93551
(805) 947-3130
                                        9. SIGNATURE:          10. DATE: 8/23/94



/s/ JOHN C. LEMACKS                     /s/ RUTH E. WARREN
11. NAME OF CONTRACTING OFFICER:        12. UNITED STATES OF AMERICA:

JOHN C. LEMACKS


13. DATE OF AWARD:

24 AUG 1994
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TABLE OF CONTENTS

SECTION A. GENERAL PROVISIONS

      1.         Scope of Agreement
      2.         Definitions
      3.         Recognition of Unique Circumstances
      4.         Transfer of Rights
      5.         Limitations
      6.         Solicitation
      7.         Term of Agreement
      8.         Renewal
      9.         Termination for Default
      10.        No Government Liability on Expiration or Termination for
                 Default
      11.        Termination for Convenience of the Government
      12.        Government Acquisition of the Cable System
      13.        Operation After Expiration or Termination
      14.        Removal of Facilities
      15.        Franchise, Pole Rental, or Similar Fees
      16.        Rate Regulation
      17.        Rates for Cable Service
      18.        Adjustments in Rates
      19.        Disconnections
      20.        Insurance, Indemnification, and Liability
      21.        New Developments
      22.        Contracting Officer as Common Agent
      23.        Headings
      24.        Sever ability
      25.        Clauses Incorporated by Reference

SECTION B. STATEMENT OF WORK

      Subsection B.1 General Requirements

      26.        Scope of Work
      27.        Safety and Security
      28.        Personnel
      29.        Channel Capacity
      30.        Services and Programming
      31.        Program Guide
      32.        Government Access Channel[s]
      33.        Educational Access Channel[s]
      34.        Rules for Access Channel Use
      35.        Emergency Override
      36.        Control Lock
      37.        Ethernet

      Subsection B.2 Construction, Installation, and Maintenance

      38.        Construction Schedule
      39.        Construction and Installation Approval
      40.        Cable Facilities
      41.        Construction Standards
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      Subsection B.3 Technical Requirements

      42.        Technical Standards
      43.        Measurements and Testing
      44.        Inspection

      Subsection B.4 Service Standards and Subscriber Relations

      45.        General Standard
      46.        Performance Evaluations
      47.        Business Office
      48.        Billing
      49.        Service and Repairs
      50.        Complaints
      51.        Interruption of Service
      52.        Privacy
      53.        Information to Subscribers

      Subsection B.5 Applicable Technical Orders, Specifications, Regulations
                     and Manuals

      54.        Documents Incorporated by Reference

SECTION C. GOVERNMENT FURNISHED PROPERTY AND SERVICE

APPENDIX A. Installation Guidelines

APPENDIX B. Rules of Practice and Procedure for Cable Television Franchise
            Renewal Proceedings

APPENDIX C. Contract Clauses

APPENDIX D. Cable Service Rates

APPENDIX E. Ethernet Rates

APPENDIX F. Television Channel Line-up

APPENDIX G. FCC Customer Service Obligations

                        SECTION A. - GENERAL PROVISIONS

1. SCOPE OF AGREEMENT. This Agreement provides the terms under which the Contractor is granted a non-exclusive right to enter the Base for the sole purpose of providing the cable television and other telecommunication services enumerated herein, and any additional services required by changes to this Agreement. Subject to the conditions and limitations set forth in this Agreement, the non-exclusive right to enter the base includes the right to construct, install, maintain, and operate the facilities and equipment necessary to provide the cable television services enumerated herein.
                                       '

2. DEFINITIONS:

         a. "Agreement" means this agreement, together with the Schedules and Exhibits attached hereto, and all modifications, amendments, renewals, and extensions hereof.

         b. "Base" means Edwards Air Force Base, California and the geographic area subject to the control of the base commander, including government-owned housing and government facilities outside of the base perimeter.

         c. "Limited Basic tier" or "basic service" means the minimum service available to all subscribers including, but not limited to government, and educational access channels, the retransmission of locally broadcast television signals, mandatory carriage signals and such other services as the FCC may mandate or this Agreement may include subject to applicable law.

         d. "Tier 1 Service" means that level or levels of basic service beyond the limited basic tier, but not including premium or pay per view services.

         e. "Cable system" or "cable television system" or "system" means a system designed to receive, transmit, amplify and distribute television, radio, and satellite signals, data, telecommunications, and electronic communications, including all of the facilities and equipment necessary to deliver such signals, data, and communications to the subscribers of the system.

         f. "Commencement of Construction" means the actual start date of construction needed to expand the cable television system and services.

         g. "Completion of Construction" means the date all construction required under this contract must be completed by.

         h. "Contracting Officer" means a person with the authority to enter into, administer, and or terminate contracts and make related determinations and findings. The term includes certain authorized representatives of the Contracting Officer acting within the limits of their authority as delegated by the Contracting Officer.

         i. "Contractor" means Cable TV Fund 12-BCD Venture doing business as Jones Intercable 41551 10th Street West, Palmdale, California.

         j. "FAR" means the Federal Acquisition Regulation, or any superseding regulation.

         k. "FCC" means the Federal Communications Commission.

         l. "Ownership" means actual working control in whatever manner exercised.

         m. "Quality Assurance Evaluator" means a representative of the Contracting Officer who performs in conformance with Federal law, surveillance of, or other quality assurance activities associated with the services provided under this Agreement.

         n. "Subscriber" means any person or entity who lawfully purchases or receives service from the Contractor.

         o. "Rate" means any fee or charge for any service, including installation and connection, provided by the Contractor.

3. RECOGNITION OF UNIQUE CIRCUMSTANCES:

         a. In entering this Agreement and accepting the rights and obligations established hereunder, the Contractor recognizes that the Base is a military installation serving the national defense and that the government will not permit the construction, installation, and maintenance of a cable television system and the provision of cable television service to interfere with the military mission of the Base.

         b. The Contractor further recognizes that changes in the activities of the Base may occur from time to time throughout the term of this Agreement and that such changes may require changes in the operation of the cable system, including, but not limited to, the removal or relocation of any of the Contractor's facilities and equipment or the removal of the entire system and termination of this Agreement. The Contractor's exclusive rights with respect to any such termination or changes that may be required by the government are set forth in this Agreement and pursuant to appropriate Federal law.

         c. In conformance with Federal law and Air Force Regulation AFR 70-3, the Contractor further recognizes that the construction, installation, maintenance and operation of the cable system on the Base may be subject to requirements and approvals not ordinarily imposed by civilian franchising authorities. The Contractor agrees to abide by all applicable regulations and to obtain all required approvals as specified in this Agreement or as directed by the Government.

         d. The Contractor further recognizes that the location, size, and military activities of the Base may limit the availability of video programming sources and that the potential subscribers to the Contractor's service include military members who are required to reside on the Base, who are periodically transferred at the discretion of the Government to other military installations, and who may not have access to, or be permitted to utilize alternative television signal reception systems, such as satellite antennae. The Contractor further recognizes that the Government provides for the welfare and morale of Base military personnel and is concerned with the quality, and cost of services that may enhance the quality of life on the Base, including cable television service.

4. TRANSFER OF RIGHTS. This Agreement and the rights granted hereunder cannot be transferred, leased, assigned, or disposed of in any way including, but not limited to, either voluntary or involuntary sale, merger, consolidation, receivership, or other means, including transfer of ownership of the Contractor, without the prior written consent of the Contracting Officer which consent shall not be unreasonably withheld. This provision shall not prevent the assignment of accounts receivable or mortgages, deeds of trust, or other financing instruments to secure indebtedness.

5. LIMITATIONS. Except as provided in this agreement, "Termination for Convenience of the Government", this Agreement does not obligate the Government for any costs incurred by the Contractor in exercising its right to enter the Base or for any costs incurred by the Contractor in fulfilling its obligations under this Agreement. This Agreement does not obligate the Government or any individual to purchase or subscribe to cable television services provided by the Contractor and neither this Agreement nor any separate agreement providing for the subscription or purchase of cable television services provided by the Contractor shall prohibit the Government or any individual from using any other television signal reception system, including any Government or privately owned cable television system.

6. SOLICITATION. Subject to such time, place and manner restrictions as may be established by the Base Commander, the Contractor shall have the right to enter the Base to solicit subscribers, including individuals, nonappropriated fund activities, and appropriated fund activities. In soliciting subscribers, the Contractor will not offer its services as
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an officially sanctioned or recommended benefit, or in any other way convey the impression that subscription is other than voluntary.

7. TERM OF AGREEMENT. This Agreement will take effect on 1 Oct 94. Unless terminated in accordance with paragraph 9 or paragraph 11, this Agreement will expire on 30 Sep 2004, 10 years from effective date.

8. RENEWAL:

         a. In accordance with Federal law, between the 36th month and the 30th month before the expiration date set forth in paragraph 7 of this Agreement, the Contractor shall notify the Contracting Officer, in writing, of its intention to seek a renewal of this Agreement. The Contractor's failure to provide such notice within the prescribed 6-month period shall constitute an irrevocable waiver of the Contractor's rights, arising under this Agreement or any federal law or regulation, to seek renewal of this Agreement

         b. In the event that the Contractor provides notice within the prescribed 6-month period of its intention to seek renewal, the Government shall consider renewal of this Agreement in accordance with the procedures required by federal law and Air Force regulation or, in the absence of such law or regulation, in any such manner as the Government may determine. However, nothing herein shall prohibit the parties from negotiating a renewal pursuant to the informal procedures specified in 47 U.S.C.A. 546(h).

         c. Except in so far as the Government agrees to consider renewal in accordance with applicable federal law, this Agreement provides no right to renewal and the Government may deny renewal for any good faith reason consistent with federal law and in compliance with all notification procedures specified under Federal law.

         d. In the event that this Agreement is terminated in accordance with paragraph 9 or paragraph 11, the Contractor shall have no right to renewal on a noncompetitive basis.

         e. Any and all of the terms of this Agreement may be modified or deleted and any new terms added upon renewal. The Government may condition renewal upon the Contractor's accepting any change in the terms of this Agreement consistent with federal law, including changes requiring the Contractor to upgrade and make improvements.

9. TERMINATION FOR DEFAULT:

         a. The Government may terminate this Agreement at any time by written notice to the Contractor upon the occurrence of any one or more of the following events:

                 (1) The Contractor becomes insolvent or is adjudged bankrupt or is unable or unwilling to pay its debts, including any refunds owed to subscribers.

                 (2) The Contractor attempts to transfer the rights granted by this Agreement in violation of paragraph 4, "Transfer of Franchise Rights."

                 (3) The Contractor is placed on the Lists of Parties Excluded from Federal Procurement or Nonprocurement Programs issued by the General Services Administration.

                 (4) The Contractor abandons the cable system, in whole or in part, without the prior written consent of the Contracting Officer.

                 (5) Misrepresentation of fact by the Contractor in the application for or negotiation of the this franchise agreement.

                 (6) The Contractor violates any of the (i) material terms, conditions, or provisions of this Agreement, or (ii) repeated violations of the same nonmaterial term, condition, or provision of this agreement and, after receiving notice of such violation from the Contracting Officer, the Contractor fails to correct such violation within a reasonable period of time as determined by the Contracting Officer.

         b. THE CONTRACTOR RECOGNIZES THAT FAILURE TO COMPLY WITH THE FCC CUSTOMER SERVICE STANDARDS, IDENTIFIED AT APPENDIX G,_ MAY BE GROUNDS FOR TERMINATION OF THIS AGREEMENT.

10. NO GOVERNMENT LIABILITY ON EXPIRATION OR TERMINATION FOR DEFAULT. Other than any judicial, legal or regulatory remedies which may be available to the Contractor, if the Government terminates this Agreement pursuant to paragraph 9, or if this Agreement expires pursuant to paragraph 7, the Contractor shall not be entitled to any payment from the Government for any expense or cost incurred by the Contractor in constructing, installing, maintaining, or operating the cable system or for any other cost or expense incurred by the Contractor in the exercise of its rights under this Agreement.

11. TERMINATION FOR CONVENIENCE OF THE GOVERNMENT. The Contracting Officer, by written notice, may terminate this Agreement for convenience of the Government, in whole or in part, when it is in the Government's interest. If this Agreement is terminated for convenience of the Government, the rights, duties, and obligations of the parties, including compensation to the Contractor, shall be in accordance with Part 49 of the FAR and all applicable laws and remedies.

12. GOVERNMENT ACQUISITION OF THE CABLE SYSTEM. In the event of a national emergency, the Government may require the Contractor to transfer ownership and possession of the cable system, including all subscriber records, to the Government. If such transfer is required, the Contractor shall be entitled to the fair market value of the cable system, including, but not limited to, the value of the this franchise in accordance with Federal law.

13. OPERATION AFTER EXPIRATION OR TERMINATION. If this agreement expires without renewal or is terminated for any reason, the Contractor, if directed by the Contracting Officer, shall continue to operate and maintain the cable system pursuant to the terms of this Agreement for such period as the Government may require, but not more than 6 months.

14. REMOVAL OF FACILITIES. If this Agreement expires without renewal or is terminated in accordance with the terms of this agreement, the Government may require the Contractor to remove from the Base, at the Contractor's expense, all equipment, facilities, and materials of the cable system, and to restore Government and private property to its previous condition.

15. FRANCHISE, POLE RENTAL, OR SIMILAR FEES:

         a. To the extent permitted by Federal law, the Government may require the Contractor to pay a reasonable franchise fee, pole or conduit rental fee, and any other reasonable fee for the use of Government property or for the cost of administering this franchise. In consideration for the rights granted by this Agreement, the Contractor agrees to pay any such fee required by the Government. The Government shall provide written notice to the Contractor 180 days before the effective date of any such fee.

         b. To the extent permitted under Federal law, if the Contractor owns or operates a cable system in a civilian community adjoining or within 50 miles of the Base, the Contractor agrees that if the Government does not impose the fees permitted under subparagraph a, the rates set forth in Appendix D of this Agreement shall be lower than the rates charged in such civilian community by a percentage equal to the percentage of the Contractor's gross revenues paid as any of the fees set forth in subparagraph a to such civilian community, or its franchising authority, less the percentage of any such fees imposed by the Government, plus any authorized FCC external costs related to the Contractors operation of the cable system on the base. If, for example, the adjoining civilian community imposes a 5 percent franchise fee, and the Government does not impose any franchise fee, the rates set forth in Appendix D shall be 5 percent lower than rates for similar service charged by the Contractor in the adjoining community. If the Contractor does not own or operate a cable system in a civilian community adjoining or within 50 miles of the Base, the contractor agrees that the rates set forth in Appendix D of this Agreement will be maintained at a level reflecting the extent to which the Government refrains from exercising its rights under subparagraph a. The Contractor agrees to provide to the Government upon request a list of rates charged by the Contractor in civilian communities and the amount of franchise and similar fees charged by those communities.

         c. The Contractor agrees that the obligations set forth in subparagraph b, do not constitute regulation of rates, and that such obligations are assumed by the Contractor in recognition of the unique circumstances of providing cable service to a military installation and as consideration for the rights granted to the Contractor by this Agreement.


         d. The provisions of this paragraph do not apply to fees for utilities, including electricity, gas, sewage, disposal, water, and telephone service. The Contractor shall compensate the Government for the actual cost of utilities supplied to the Contractor in the form of lower cable rates.

16. RATE REGULATION:

         a. To the extent permitted by federal law, the Government without further notice may regulate rates charged by the Contractor.

         b. Rates for the following services are subject to regulation:

                 (1) Installation or rental of equipment which facilitates the reception of cable service by hearing impaired individuals.

                 (2) Cable Service

17. RATES FOR CABLE SERVICE. All of the rates charged by the Contractor, including connection charges, shall be set forth in Appendix D of this Agreement. The Contractor may not increase the rates set forth in Appendix D, except as provided in paragraph 18.

18. ADJUSTMENTS IN RATES:

         a. The Contractor may unilaterally adjust all rates set forth in Appendix D that are not subject to regulation, provided that:

                 (1) At least 60 days before the effective date of any increase in rates the Contractor submits to the Contracting Officer a revised Appendix D setting forth the new rates and, at least 60 days before the effective date of any such increase, the Contractor provides written notice of such increase to all subscribers; and,

                 (2) Service fees are uniform as to all subscribers and connection fees are uniforn within the categories in Appendix D; and,

                 (3) The adjustment is otherwise consistent with this Agreement.

         b. Except in conformance with Federal law, the Contractor shall not increase rates subject to regulation without the express written consent of the Contracting Officer, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall preclude the Contractor from unilaterally adjusting its rates in conformance with FCC regulations subject to the notification provisions specified in this section. The Contracting Officer shall exercise reasonable judgement in its decision to grant or deny a rate increase considering the following factors: the Contractor's ability to render service and to derive a reasonable profit therefrom under the existing and proposed rate schedule; the revenues and profits derived from the service for which the increase is requested; the quality of the services offered by the Contractor; the cost of the equipment used to provide the service; the extent to which the Contractor has complied with this Agreement; and the fairness of the proposed rates to current and potential subscribers.

19. DISCONNECTIONS. Except in conformance with Federal law, the Contractor may not charge any subscriber for disconnection from the cable system. If a subscriber has prepaid its monthly service charge and is not delinquent in any fees, then the subscriber shall be entitled to a prorated refund for service during the month in which the disconnection occurs. Before reconnection, the Contractor may require full payment of any prior delinquent fees from any subscriber requesting reconnection.

20. INSURANCE, INDEMNIFICATION, AND LIABILITY:

         a. The Contractor shall at all times maintain in full force and effect a policy or policies of insurance. See Appendix C, Contract Clause 2.

         b. The Contractor shall indemnify the Government against any and all expenses, taxes, liabilities, claims and charges of whatever kind or nature that may arise as a result of the activities of the Contractor or its agent or employees, which results either contractually or from the negligence, gross negligence, or intentional act of the Contractor.

         c. The Contractor, at its expense, shall repair or replace, as reasonably determined by the Government, any Government or private property damaged or destroyed by the Contractor. If the Contractor fails to promptly repair or replace any such property, the Government may repair or replace such property and the Contractor shall be liable for the costs of such repair or replacement.

21. NEW DEVELOPMENTS. The Contractor and Government recognize that, over the term of this Agreement, cable television technology, the regulation of cable television, and the programming services available for distribution will undergo continual change; as a result of such change, the technology, equipment, and services required by this Agreement may become obsolete, uneconomical, or otherwise disadvantageous. The Contractor and the Government, therefore, agree to consider in good faith proposals submitted by either party for modification of this Agreement to permit the introduction of new equipment, programming and technology or to otherwise improve cable television service to the Base.

22. CONTRACTING OFFICER AS COMMON AGENT. The Contracting Officer may act as common agent for all subscribers, including, individuals, non appropriated fund activities, and appropriated fund activities, on all matters, including the resolution of disputes concerning the Contractor's performance under any of the terms or conditions of this Agreement. The Contracting Officer, however, shall not act as collecting agent for fees due for services provided to individuals and non appropriated fund activities, and the Government shall not be liable for such fees. The Contractor will be reimbursed by the Government for only those costs incurred for providing cable service to non-residential buildings or areas, plus the applicable rate charged for the monthly cable service, and only for which the Contracting Officer specifically has authorized.

23. HEADINGS. The headings contained in this Agreement are to facilitate reference only and shall not in any way affect the construction or interpretation hereof.

24.  SEVERABILITY:

         a. Every provision of this Agreement is intended to be severable. If any section, paragraph, sentence, clause, phrase, or other portion of this Agreement is for any reason held illegal, invalid, or unconstitutional, or is preempted by any federal law, rule, or regulation, such portion shall be deemed a separate, distinct, and independent portion and such holding or preemption shall not effect the validity of the remaining portions and provisions of this Agreement.

         b. If, in the determination of the Government and the Contractor, the portions preempted or held illegal, invalid, or unconstitutional are in the determination of the Government and the Contractor, material, then the Government and the Contractor shall have the right to modify the remaining provisions of this Agreement to comply with such preemption or holding and to mitigate the effect of such holding or pre-emption.

25. CLAUSES AND CERTIFICATIONS. See Appendix C.

                         SECTION B - STATEMENT OF WORK

SUBSECTION B.1 GENERAL REQUIREMENTS

26. SCOPE OF WORK. The Contractor shall construct, install, operate, and maintain a cable television system on the Base in accordance with the terms and standards set forth in this Agreement. The cable system shall pass all residences and shall be capable of providing service to all residences on the Base and any other buildings set forth in this Agreement or designated by the Contracting Officer.

27. SAFETY AND SECURITY. The Contractor shall conform to all safety and security requirements and regulations applicable to contractor activity on the Base. The Contractor shall exercise extreme caution when performing work in or near family housing areas (See Appendix C, contract clause 3.).

28. PERSONNEL. The Contractor shall employ competent supervisory, administrative, and direct labor personnel to accomplish the work required by this Agreement. The Contractor shall not hire off-duty Air Force Quality Assurance Evaluators or any other person whose employment would result in a conflict of interest or would otherwise violate DoD Directive 5500.7 Joint Ethics Regulation.

29. CHANNEL CAPACITY. The system shall provide a minimum of 72 channels (6 Mhz or equivalent technology) capable of delivering to subscribers the entire VHF and FM spectrums and selected portions of the UHF spectrum.

30. SERVICES AND PROGRAMMING:

         a. The Contractor shall provide limited basic and Tier 1 service, which will include all services required by the rules of the Federal Communications Commission and any other federal law or regulation, educational access channels, and governmental access channels, the retransmission of locally broadcast television signals and, when applicable, ETHERNET two-way connectivity. The limited basic and Tier 1 service to be provided, if requested, to all subscribers at the rate set forth in Appendix D.

         b. The Contractor shall provide educational, sports, entertainment, news and public affairs programming.

         c. The Contractor shall provide an initial Television Channel Line-up as specified in Appendix F.

         d. The Contractor shall provide a FM Stereo Channel Line-up.

31. PROGRAM GUIDE. The contractor shall provide an electronic daily programming schedule to each subscriber listing, at a minimum, the time and channel for all programs available to the subscriber.

32. COMMAND ACCESS CHANNEL:

         a. As part of the consideration for the rights granted under this Agreement and in recognition of the unique circumstances set forth in paragraph 3, the Contractor shall provide the Government one Command Channel on the system for non-commercial use by the Government. The system shall be designed and constructed to permit the Government to originate programming for the Command Channel access from AFFTC Command Post facilities located on the Base.

         b. The Contractor shall ensure the Government that the Command Channel cannot be viewed outside of the Base.

         c. The Contractor shall not be obligated by this Agreement to provide program origination equipment to the Government for use in operating the Command Channel. The Contractor shall provide the Government the reverse video/audio feed path, receiver equipment and facilities for use by the Government in operating the Command Channel.

33. EDUCATIONAL ACCESS CHANNEL:

         a. As part of the consideration for the rights granted by this Agreement, the Contractor shall provide the Government one Educational Access Channel on the system for non commercial use by Desert High School and the Base Education Office. The system shall be designed and constructed to permit the retransmission of programming from the Contractor's facility. The contractor shall not be obligated by this Agreement to provide program originating equipment for use in operating the Educational Access Channel.

34. RULES FOR ACCESS CHANNEL USE:

         a. The government at any time may prescribe rules governing the use of the access channels.

         b. The Contractor may use excess capacity on any access channel in accordance with any rules and procedures the government may prescribe either before or after the effective date of this Agreement. In the absence of such rules and procedures, the contractor may use any such excess capacity until directed to cease such use upon 15 days written notice from the Contracting Officer.

35. EMERGENCY OVERRIDE SYSTEM:

         a. As part of the consideration for the rights granted under this Agreement and in recognition of the unique circumstances set forth in paragraph 3, the Contractor shall provide the government one Emergency Override System on the base cable television system for emergency use by the government. The system shall be designed and constructed to permit the AFFTC Command Post to originate transmit messages on all channels.

         b. The Contractor shall ensure the government that all Emergency Override messages cannot be viewed or heard outside of the base cable television system.

         c. The Contractor shall not be obligated by this Agreement to provide program origination equipment to the government for use in operating the Emergency Override System. The Contractor shall provide the government the reverse audio feed path, receiver equipment and facilities for use by the government in operating the Emergency Override System.

36. CONTROL LOCK: The Contractor shall provide upon request of any subscriber a control locking device or code that permits a subscriber to prevent the viewing of premium channels and any other channel that may contain programming unsuitable for children. The Contractor shall provide such device or code for a fee no greater than the cost of the device or code to the Contractor.

37. ETHERNET CAPABILITIES:

         a. The Contractor shall provide two-way ETHERNET capability between all base facilities receiving service from the base cable television system for use by the government. For the purposes of this agreement "ETHERNET Capabilities" means two-way interactive ETHERNET local area network communication capability between all base facilities receiving cable television service and Building 2600. The system shall be designed and constructed to permit transmission and reception access to the Edwards Local Area Network (ELAN) at both a 4-Mbit and/or a 500 K-bit access rate.

         b. The Contractor shall ensure the government that all ETHERNET data/messages cannot be viewed outside of the Base or by private access without the permission of the Base Communications Officer.

         c. The Contractor shall not be obligated by this Agreement to provide local area network equipment to the government for use inside of government facilities operating on the ETHERNET access.

         d. The Contractor shall establish monthly access fees for Bridge/Router access (multiple access within one facility) and fees for a Personal Computer (PC) access (single individual access).

         e. The costs related to the construction of providing the Ethernet Capabilities is as set forth in Appendix E.

SUBSECTION B.2 CONSTRUCTION, INSTALLATION, AND MAINTENANCE

38. CONSTRUCTION SCHEDULE.

         a. As part of the consideration for the rights granted under this Agreement and in recognition of the unique circumstances set forth in paragraph 3, the Contractor shall provide the government the installation of a new cable television service to the following buildings:

        BUILDING                 ORGANIZATION
          3500                        Civil Engineering Sq
          3502                        Management Information
          3510                        Transportation Sq
          3535                        Old ABW Hq
          3700                        Supply Sq
          3735                        Supply Sq
          3736                        Supply Sq
          3760                        CES Fire Dept
          3760A,B,C                   Corp of Engineers


         b. Construction to the buildings shall be completed on or before December 31, 1995.

39. CONSTRUCTION AND INSTALLATION APPROVAL:

         a. The Contractor shall not undertake any construction or installation of any equipment or facilities on the Base (including temporary equipment or facilities) without the prior written consent of the Contracting Officer, the Base Civil Engineer, the Communications Computer Systems Officer and any other authority as required by the standards and rules applicable to construction on the Base prescribed by the government before or after the effective date of this Agreement. As a prerequisite to obtaining such approval, the Contractor shall submit to the Contracting Officer such drawings, plans, and other relevant data as may be requested by the government, including, but not limited to, one set of the franchise drawings showing cable routings, typical service entrances, antenna tower sites, technical center locations, and other related construction details.

         b. At the completion of any construction, installation, or maintenance resulting in changes in cable routings, wiring, or other significant changes in facilities and equipment, the Contractor shall submit drawings or other appropriate documents to the Base Civil Engineer and the Communications-Computer Systems Officer indicating such chances.

         c. The provisions of subparagraph a shall not apply to: (i) routine maintenance and repairs not involving the installation of aboveground or below ground cables, poles, or conduit; and (ii) routine subscriber service connections and disconnections.

         d. Notwithstanding any approval granted in accordance with subparagraph a, the Government at any time may direct the Contractor to remove, relocate, or modify any equipment or facilities, including aboveground and underground cable. The Contractor shall be entitled to compensation for costs incurred in complying with any such direction.

40. CABLE FACILITIES:

         a. Unless otherwise directed or permitted in writing by the Contracting Officer, the Contractor shall use existing government utility poles or underground facilities, including conduit, for carrying cable. The Contractor shall obtain and conform to the requirements of excavation permits, pole use permits and any other rules or permits designated by the Contracting Officer.

         b. If the Contractor is directed or receives permission to install its own cable-carrying facilities, the Contractor grants to the government a free right of common use for purposes consistent with the operation of the cable system. If directed by the Contracting Officer, the Contractor shall remove, at its own expense, any Contractor installed cable carrying facilities at the expiration or termination of this Agreement. The Contractor shall restore government and private property to the condition of such property before the installation of such facilities.

         c. If directed by the Contracting Officer, the Contractor shall "prewire" designated government facilities for CATV. The Contractor shall specify the wiring used, accept ownership, ensure picture quality through cable system maintenance, repair and modification.

41. CONSTRUCTION STANDARDS:

         a. The Contractor shall construct, install, and maintain the system in a safe, thorough and reliable manner and in conformance with applicable federal regulations and national professional codes, including the codes and regulations listed in this agreement.

         b. The Contractor shall construct, install, and maintain drops and connections to, and interior wiring in individual residences and government buildings in a safe, orderly, and attractive manner. At the Contracting Officers direction, the Contractor at its own expense shall remove, replace, or modify any equipment or facilities, including drops, connections, and wiring, that the Contracting Officer determines are unsafe, unsightly, or otherwise unsuitable.

SUBSECTION B.3 TECHNICAL REQUIREMENTS

42. TECHNICAL STANDARDS:

         a. The Contractor shall ensure that the system is designed, installed and operated in a manner that meets or exceeds the technical standards required or recommended by the FCC as set forth in 47 CFR Part 76 as that part exists on the effective date of this Agreement. These standards are mandatory and shall apply to all classes of cable television channels. The Contractor shall at all times maintain and operate the system in strict compliance with the standards set forth in Part 76 for:

         (1) The frequency boundaries of cable television channels delivered to subscriber terminals;
         (2)  The frequency tolerance of cable television visual carriers;
         (3)  The frequency tolerance of cable television aural carriers;
         (4)  The minimum visual carrier levels at subscriber terminals;
         (5) The allowable tolerance for visual carrier level variations within 24 hours;
         (6) The maximum and minimum aural carrier specifications, with respect to visual carrier levels;
         (7)  The maximum allowable level of visual low frequency distortion;
         (8)  The frequency response of each channel;
         (9) The allowable visual signal-to-system noise level and to any undesired co-channel signal;
         (10) The allowable level of inter modulation distortion;
         (11) The minimum amount of isolation between subscriber terminals;
         (12) Signal leakage;
         (13) Operation near aeronautical and marine emergency radio frequencies;
         (14) Receiver-generated interference.

         b. INTERFERENCE: THE CONTRACTOR RECOGNIZES THAT SIGNAL LEAKAGE OR OTHER INTERFERENCE, INCLUDING EMISSION, RADIATION, OR INDUCTION, FROM THE
CABLE SYSTEM THAT AFFECTS THE AIR NAVIGATIONAL, COMMUNICATIONS, OR
SURVEILLANCE FACILITIES, OR ANY OTHER GOVERNMENT ELECTRONIC DEVICE OR EQUIPMENT LOCATED ON THE BASE MAY DISRUPT OR ENDANGER MILITARY ACTIVITIES AND MAY POSE A THREAT TO THE SAFETY OF BOTH THE PUBLIC AND MILITARY PERSONNEL. THE CONTRACTOR SHALL TAKE ALL NECESSARY ACTION, INCLUDING TESTING, MAINTENANCE, AND COORDINATION WITH 650TH ABW/SCT FREQUENCY MANAGEMENT PERSONNEL, TO PREVENT ANY SUCH LEAKAGE OR INTERFERENCE. UPON RECEIVING NOTICE FROM WHATEVER SOURCE, INCLUDING THE CONTRACTOR'S OWN TESTING AND MONITORING ACTIVITIES, OF SUCH LEAKAGE OR INTERFERENCE, THE CONTRACTOR IMMEDIATELY SHALL TAKE CORRECTIVE ACTION, AT ITS OWN EXPENSE, TO ELIMINATE ANY SUCH LEAKAGE OR INTERFERENCE. COMPLIANCE WITH THE TECHNICAL STANDARDS SET FORTH OR INCORPORATED IN THIS AGREEMENT SHALL NOT RELIEVE THE CONTRACTOR OF ITS OBLIGATIONS ARISING UNDER THIS SUBPARAGRAPH.

43. MEASUREMENTS AND TESTING:

         a. The Contractor shall conduct at its own expense and with its own equipment all tests and measurements recommended or required by the FCC as set forth in 47 CFR Part 76 as that part exists on the effective date of this Agreement.

         b. At the direction of the Government, the Contractor shall conduct tests and measurements to demonstrate that the system meets or exceeds the technical standards set forth in paragraph 42. The Contractor shall, if requested by the Contracting Officer, provide copies of its semi-annual FCC Proof of Performance tests to the Government to ensure compliance with these standards. The government may direct such tests and measurements twice each calendar year and whenever the government has reasonable cause to believe that the system does not meet the technical standards set forth in paragraph 42. If the Contractor should fail such test the Contractor shall pay for the costs related to such test and if the Contractor is in compliance the Government shall pay for such tests. Such tests and measurements shall be conducted by the Contractor at its own expense and with its own equipment and may include, but will not be limited to, visual signal levels, visual signal noise measurement, and visual modulation for any and or all activated channels. Immediately upon completion of any such test or measurement, the Contractor shall provide the results of such test or measurement, including raw data, summaries, and conclusions to the government.

44. INSPECTION. The Government, or its designated representative (including a private contractor, expert, or consultant) may inspect and conduct tests and measurements of the Contractor's equipment and facilities. Except in the case of an emergency or a suspected violation of subparagraph b of paragraph 40, the government shall conduct at its expense such inspections, tests, and measurements in a manner that will minimize any disruption of the Contractor's operations.

SUBSECTION B.4 SERVICE STANDARDS AND SUBSCRIBER RELATIONS

45. GENERAL STANDARD. The Contractor shall conduct all of its business on the Base in a professional and courteous manner.

46. PERFORMANCE EVALUATIONS. The manager of the Contractor's cable system shall be available for periodic meetings with government personnel to review the Contractor's performance under this agreement.

47. BUSINESS OFFICE:

         a. The Contractor shall maintain a location on the base for purpose of equipment return by customers and payment of bills. Such facility shall be open between the hours 8:00 AM to 4:30 PM Monday through Friday. The telephone number of the Contractor's office shall be publicly listed.

         b. The Contractor shall maintain a telephone answering service for receiving complaints and requests for service and repairs during all hours when the facility is closed. The telephone number for the answering service shall be publicly listed and printed on each subscribers monthly bill/statement.

48. BILLING. The Contractor shall maintain a monthly invoice billing system. Delinquent payment notices shall be sent by mail, and in no event shall such notices be tacked or otherwise attached to a subscriber's dwelling, vehicle, or other property.

49. SERVICE AND REPAIRS:

         a. The Contractor shall promptly respond to requests for service, including installation, connection, disconnection, and repairs in conformance with FCC customer service obligations as provided for in Appendix G.

         b. The Contractor shall notify the Contracting Officer and the Communications-Computer Systems Officer, or such other official as may be designated by the government, whenever an area-wide or system-wide outage occurs.

         c. The Contractor shall maintain at its business office a log showing:
(1) the date and time of service requests and the date, time and nature of the response to service requests; (2) the date, approximate time and actual duration, type and probable cause of all headend, trunk or distribution line service failures due to causes other than routine testing or maintenance. The Contractor shall provide at its own expense on a monthly basis its Engineering Vital Signs Report for quality assurance and renewal considerations.

50. COMPLAINTS:

         a. The Contractor shall promptly and courteously respond to subscriber complaints, including complaints brought to the Contractor's attention by the Contracting Officer acting as the common agent for individual subscribers.

         b. The Contractor shall maintain at its main business office a written record of all written complaints received during the prior one year, showing the identity of the subscriber, the nature of the complaint, and the Contractor's response, including the date of response, and time duration to restore service. The Contractor shall permit the Government to inspect such record upon reasonable notice and the Contractor shall provide at its own expense a copy of such record to the government upon request.

         c. The Contractor shall notify all subscribers upon commencing service and annually thereafter, that any complaints not satisfactorily resolved by the Contractor should be reported to the Contracting Officer.

51. INTERRUPTION OF SERVICE:

         a. The Contractor shall at all times maintain the system in good condition and repair to provide uninterrupted service in conformance with the standards and requirements set forth in this Agreement.

         b. The Contractor shall limit to the shortest time possible any interruption of service for the purpose of maintaining, repairing, or upgrading the system. Preplanned interruptions shall be preceded by notice on the system to subscribers and shall, if possible, occur during periods of lowest subscriber viewing.

         c. In the event that service to any subscriber is interrupted, for any reason, for more than 24 continuous hours in any 24-hour period, the subscriber shall receive a pro rata rebate for such interruption on the subscriber's next bill. This provision shall not apply to any interruption which is caused solely by a failure of any equipment at the subscriber's premises which is not installed or otherwise furnished by the Contractor. If the restoration of the interrupted service requires access by the Contractor to a subscriber's premises, no rebate will be required if the Contractor was denied access to the premises between the hours of 8:00 a.m. and 8:00 p.m.

         d. An interruption of service for which a subscriber is entitled to a rebate occurs when all of the subscribers service is interrupted, or when any single separately priced tier of service is interrupted.

         e. For the purposes of computing the duration of an interruption of service, said period shall begin when the Contractor receives notice from a subscriber that service has been interrupted or when the Contractor has actual or constructive notice of said interruption, whichever is earlier, and shall cease when the service has been restored to the subscriber.

52. PRIVACY:

         a. The Contractor shall operate the system in a manner that protects against invasions of any subscriber's privacy and in conformance with the subscriber privacy requirements of federal law.

         b. The Contractor may obtain and use information which identifies any subscriber on an individual basis only to the extent necessary for installation of service, rendering service requested by a subscriber, maintenance, billing, and accounting purposes, or as otherwise required by law or this Agreement, or as expressly authorized in writing by a subscriber.

53. INFORMATION TO SUBSCRIBERS:

         a. The Contractor shall provide each subscriber with each bill the following information:

                 (1) Telephone numbers for service and complaints, including the after business hours telephone number required by paragraph 47.

                 (2) Notice of the subscribers right to rebate in accordance with paragraph 51.

         b. The Contractor shall provide other information and notice that may be required by this Agreement or by the Contracting Officer.

SUBSECTION B.5 APPLICABLE TECHNICAL ORDERS, SPECIFICATIONS, REGULATIONS AND MANUALS

54. DOCUMENTS INCORPORATED BY REFERENCE. The Contractor shall comply with the standards and requirements set forth in the following regulations and manuals:

                 (1) The cable television rules and regulations of the FCC, including the rules and regulations set forth in 47 CFR 9 Part 76, Oct 1993.
                 (2) Federal Aviation Administration Standards for Markers and Lighting Obstruction to Air Navigation, Aug 91.
                 (3) National Electrical Code 1993,
                 (4) National Electrical Safety Code, NB-RES-29
                 (5) AFR 70-3, Cable Television (CATV) Systems on USAF Installations, Oct 88.
                 (6) AFR 88-14, Visual Air Navigation Facilities, Apr 90.
                 (7) AFOSH Std 127-66, General Industrial Operations, Mar 82.
                 (8) AFR 92-1, Fire Protection Program, Dec 88.
                 (9) DoD Directive 5500.7 & 5500.7-R Joint Ethics Regulation
                 (10) AFR 127-12, Air Force Occupational Safety and Health,
May 90.

SECTION C. GOVERNMENT FURNISHED PROPERTY AND SERVICE

         The government will provide:

                 a. All required publications and documentation.
                 b. Cable plant drawings of the utility poles or under ground conduits as requested.
                 c. Class "C" telephone service at the microwave receiver site.
                 d. Utilities to include electricity and water.
                 e. Space for the headend site.
                 f. Trash pickup and disposal service from Contractor's Microwave Receiver Site.

                                   APPENDIX A

                            INSTALLATION GUIDELINES

                                   APPENDIX A

                            INSTALLATION GUIDELINES

INTERIOR INSTALLATION

1. CATV CABLE. Cable shall be concealed behind ceiling or walls or as indicated on drawings approved by the Contracting Officer. Cable shall be threaded through holes bored in the approximate centerline of wood members; notching of end surfaces is not permitted. In rooms or areas not provided with ceilings or wall finish, cables and outlets shall be installed so that a room finish may be applied in the future without disturbing the cable or resetting the boxes. Cable shall not be run along interior walls or baseboards.

2. OUTLETS. Each outlet plate in the CATV system shall be provided with an outlet box, toggle bolts, or other suitable securing method approved by the BCE. Boxes shall not be less than 1-inch deep unless shallower boxes are required by structural conditions. Boxes shall be set flush with the finished walls and shall be provided with the proper type of extension rings or plaster covers where required. Boxes shall be rigidly installed and shall be supported by bar hangers in frame construction or shall be fastened directly with wood screws on wood, bolts and expansion shields on concrete or brick, toggle bolts on hollow masonry units, and machine screws on metal. Welded threaded studs driven in by a powder charge and provided with lock washers and nuts are acceptable in lieu of expansion shields.

3. LOCATION. The Contractor shall study the building plans in relation to the spaces and equipment surrounding each outlet so the outlets are located according to the room layout. CATV outlets shall be installed not less than 12 inches and not more than 18 inches above the floor surface or from any electrical outlet.

4. DEVICE PLATES. One-piece device plates shall be provided for all outlets. Plates on unfinished walls or on fittings shall be of zinc-coated sheet metal having rounded or beveled edges. Plates on finished walls shall be of metal with counter sunk heads, with color to match the finish of the plate. Plates shall be installed with all four edges in continuous contact with finished wall surfaces without the use of mats or similar devices. Plaster fillings are not permitted. Plates shall be installed vertically and with an alignment tolerance of one-sixteenth inch. Device plates shall have a rigid, threaded CATV termination mounted in the center.

5. TERMINAL CONNECTION CABLE. The Contractor shall provide each subscriber with the appropriate number and appropriate length of cable to allow the subscriber's receiver to be connected to the outlet. Terminal connection cable shall not exceed 10 feet.

EXTERIOR INSTALLATION

6. BUILDING SERVICE. The diameter of any holes passing through walls shall not exceed the to conduit by more than one-eighth inch. All exterior holes will be angled 15 degrees from the horizontal, so as reduce the chance of rain water run-in, and shall be sealed to prevent entry of moisture and insects.

7. EXTERIOR MOUNTING. Cables shall be installed parallel or at right angles to walls or structural members. Mounting shall follow building lines, where possible (i.e., brick, mortar, siding), in straight horizontal and vertical lines, with bends tied to building comers.

         a. Mounting cable on buildings shall be conducted in accordance with the highest industry standards. Cable mounting shall be rigid, supported with clamps spaced at interests not to exceed 6 feet.

         b. Where government-furnished conduit is supplied for CATV (i.e., new dorms, new VOQ), exterior cable mounting is prohibited.

8. SERVICE DROPS. Aerial service drop mounting shall be parallel to utilities and or phone lines.

         a. Dual Drops. Where dual aerial service drops are used, they shall be dual type cable to present a clean appearance.

         b. Where government-furnished conduit is supplied for CATV service drops, aerial service drops and alternate underground routes are prohibited.

9. CLEARANCES.   The CATV cabling shall not conflict with or cause any other cabling to violate ground or power line clearance criteria unless a waiver has been granted by the base civil engineer or a designated representative.

         a. Waivers. If at any time the required clearances can't be met, the franchisee may request a waiver from the base civil engineer.

         b. Overlashing. Overlashing of abandoned CATV lines is not be permitted.

10. BASE TRAILER PARK. The Contractor shall not run overhead distribution cables in the trailer park areas unless there are existing overhead utility lines. All drop cables to individual trailers shall be underground regardless of whether the existing drop cables or utilities are overhead or underground.

11. UNDERGROUND CONNECTIONS:

         a. Under paved areas and roadways, the CATV cables shall be installed in conduit not less than 2 inches in diameter. Conduit shall be zinc-coated rigid steel or schedule 40 PVC. Conduit shall be extended not less than 2 feet beyond pavements and roadways, when such roadway is used for vehicular traffic. Under heavily traveled roadways, conduit shall be installed by boring.
Pavement may be cut and repaired in an approved manner on lesser traveled roads on approval of the base civil engineer.

         b. Trenches in which direct burial cables are placed shall have a minimum depth of 18 inches below grade, shall be not less than 6 inches wide, and shall generally be in straight lines between cable connections. Bends in trenches shall have a radius of not less than 36 inches. A marker tape 6-inches below grade shall be used above all direct burial cable. Tape shall bear the warning "CABLE TV".

EXCAVATION AND BACKFILLING

12. EXCAVATION PERMIT. The Contract or shall obtain an excavation permit from the base civil engineer or a designated representative before commencing any digging or excavation on the Base.

13. EXCAVATION METHODS. Excavation by backhoe is permitted, except:

         a. Hand digging is required within 4 feet of existing utilities indicated on the contract drawings or otherwise brought to the attention of the Contractor during the term of this Agreement; and,

         b. Hand digging is required in areas immediately adjacent to and within approximately 1 foot of buildings.

14. BACKFILLING OPERATIONS. Backfilling of areas excavated to allow cable installation and the void remaining at the location shall be accomplished with well-pulverized soil. During backfilling operations, each 12-inch layer of soil shall be compacted to a CE 55 density of at least 95 percent. Sealing of backfill by jetting of water is not permitted. The top 4 inches of backfill material shall consist of a well-pulverized soil containing not less than 50 percent topsoil. Affected areas shall be seeded after backfilling.

15. OPEN EXCAVATION. Open excavation shall be barricaded when Contractor personnel are not present in the immediate vicinity of the work site. Under no circumstances shall open excavations remain at the completion of the workday. At each location where excavation has been initiated, the Contractor shall ensure backfilling operations are completed before the end of the workday.

16. PAVEMENT CUTS. Pavement cuts, where necessary, shall be made only after the approval of the location and circumstances by the base civil engineer. Traffic shall be maintained over at least half the width of the pavement, unless otherwise directed by the Base Commander. Traffic barricades and warning lights to mark the excavation shall be provided by the Contractor. The restored pavement shall be equal to or better than the original pavement and at least one-quarter inch greater in thickness than existing pavement.

17. DUST CONTROL. The Contractor shall maintain all excavations, embankments, stockpiles, access roads, and all other work areas free from excess dust to avoid causing a hazard or nuisance to base personnel and surrounding facilities. Approved temporary methods consisting of sprinkling, chemical treatment, light bituminous treatment or similar methods are permitted to control dust. Dust control shall be performed as the work proceeds and whenever a dust nuisance or hazard occurs.

18. REPAIR OF LAWN AREAS. Lawn areas rutted by equipment or otherwise damaged shall be leveled by the addition of topsoil or otherwise repaired by tilling and leveling. These areas shall be seeded to match the existing vegetation or the vegetation that existed before damage.

19. SEEDING. Damaged or backfilled areas shall be resodded or seeded and fertilized by Contractor to match the vegetation existing before the damage. Sod, seed, and fertilize types and mixtures will be approved by the contracting Officer.

20. FINAL CLEANUP. After the work is completed, the work site shall be returned to its original state.

                                   APPENDIX B

                        RULES OF PRACTICE AND PROCEDURE
                         FOR CABLE TELEVISION FRANCHISE
                              RENEWAL PROCEEDINGS

APPENDIX B

RULE 1. SCOPE OF RULES; CONSTRUCTION.

         (a) These rules govern cable television franchise renewal proceedings conducted by the Air Force pursuant to Section 626(c)(1) of the Cable Communications Policy Act of 1984 (the Cable Act), Pub. L. 98-549, 98 Stat. 2779, 47 U.S.C. 521 et seq, as amended by the Cable Television Consumer Protection and Competition Act of 1992, P.L. 102-385, Section 18, Air Force Regulation 70-3. In any situation not provided for or controlled by these rules, the Rules of Civil Procedure for the District Courts of the United States may be considered as guidance.

         (b) These rules shall be construed to secure the just and expeditious resolution of renewal proceedings.

         (c) In computing any period of time under these rules, Saturdays, Sundays, and legal holidays observed by the Federal Government shall be excluded.

RULE 2. PARTIES; REPRESENTATION.

         (a) The parties in a proceeding conducted pursuant to these rules are the cable television franchise operator seeking renewal and the Air Force. There is no right of intervention.

         (b) Any party shall have the right to participate in the proceeding and appear at a hearing in person, by counsel, or by representative, to examine and cross-examine witnesses, and to introduce into the record documentary or other relevant evidence. Each attorney or other representative shall file a letter or notice of appearance with the Base Commander prior to the commencement of the proceeding, or with the hearing officer after the commencement of the proceeding.

RULE 3. COMMENCEMENT OF PROCEEDING.

         (a) Within 20 days after issuing, pursuant to Section 626(c)(1) of the Cable Act, 47 U.S.C. 546 a preliminary assessment that a franchise should not be renewed, the Base Commander shall commence a renewal proceeding by issuing a letter of appointment designating a hearing officer.

         (b) The Base Commander shall provide written notice of the commencement of the proceeding to the operator within five days of the appointment of the hearing officer. The notice shall provide the name, address, and telephone number of the hearing officer.

         (c) The Base Commander shall provide prompt notice of the commencement of the proceeding to the Base community.

RULE 4. APPOINTMENT OF HEARING OFFICER.

The Base Commander shall appoint as hearing officer a designated Judge Advocate (lieutenant colonel or higher) or an attorney-advisor (GS/GM-14 or higher), possessing the qualifications set forth in paragraph 9 of AFR 70-3.

RULE 5. AUTHORITY OF HEARING OFFICER.

The hearing officer shall have all authority necessary to conduct a fair and impartial proceeding, including, but not limited to, the following:

         (1) Administer oaths and affirmations.

         (2) Examine witnesses.

         (3) Rule upon questions of law, evidence, and procedure.

         (4) Conduct conferences for the settlement of issues by the consent of the parties.

         (5) Establish schedules for the production of evidence and the submission of proposed findings of fact and other pleading.

         (6) Convene and regulate the course of conferences and hearing.

         (7) Prepare findings of fact, conclusions, and recommendations.

         (8) Take all actions and make all rulings necessary to discharge the duties of hearing officer.

RULE 6. CONFERENCES.

         (a) Within 15 days of the commencement of the proceeding, the hearing officer shall convene the parties in conference, either by telephone or in person, to consider:

                 (1) Simplification and clarification of the issues.

                 (2) Stipulations, admissions, agreements, and rulings to
                     govern the admissibility of evidence, or other similar means of avoiding unnecessary proof.

                 (3) Schedules and rulings to facilitate the production of
                     evidence.

                 (4) Limitation of witnesses.

                 (5) Any other matter that may expedite and aid the disposition of the proceeding.

         (b) The hearing officer may convene additional conferences at any time during the course of the proceeding.

         (c) The hearing officer may require a conference to be stenographically or electronically recorded.

         (d) The hearing officer may issue an order setting forth actions taken as a result of a conference.

RULE 7. PRODUCTION OF EVIDENCE.

         (a) In accordance with Section 626 of the Cable Act, 47 U.S.C. 546 the parties are entitled to require the production of evidence. To expedite the proceeding, the operator may request by letter, and the Air Force shall provide promptly in response to such request, all nonprivileged documents and other tangible things concerning or related to the renewal of the franchise, including, but not limited to, evidence considered by the Air Force in issuing a preliminary assessment that the franchise should not be renewed. The parties may, and are encouraged to complete the production of evidence through the use of informal procedures.

         (b) In addition to the informal procedure set forth in a above, the parties may require, subject to limitations established by the hearing officer, the production of evidence by the following methods:

                 (1) Requests for the production of documents or other tangible things.

                 (2) Requests for admissions.

                 (3) Written interrogatories.

         (c) Depositions upon oral examination are not permitted except when expressly approved by the hearing officer. Such approval shall be granted only upon a showing by the party desiring to take depositions that (i) the party, has made a good faith effort to obtain all the information it seeks through the methods for the production of evidence set forth in a and b above; and (ii) the party will be seriously prejudiced if not permitted to take depositions.

         (d) Except as otherwise limited by order of the hearing officer according to these rules, the parties may require the production of evidence regarding any matter, not privileged, which is relevant to the subject matter involved in the proceeding, including the existence, description, nature, custody, condition, and location of any books, documents, or other tangible things and the identity and location of persons having knowledge of any discoverable matter. It is not a ground for objection that the information sought will be inadmissible if the information sought appears reasonably calculated to lead to the discovery of admissible evidence.

         (e) The hearing officer may make any order with respect to the production of evidence necessary to ensure a fair hearing and to protect a party or person from annoyance, embarrassment, oppression, or undue burden or expense.

         (f) Unless otherwise provided by the hearing officer, and to the extent consistent with these rules, the form, scope, and use of the methods for the production of evidence set forth in b and c above, shall be governed by the Federal Rules of Civil Procedure for the United States District Courts.

RULE 8. HEARING PROCEDURES.

         (a) Unless otherwise directed by the hearing officer, a hearing will begin within 60 days of the commencement of the proceeding. The parties may consent, by written agreement, to waive a hearing and submit all evidence and argument in writing.

         (b) The hearing officer shall designate and provide reasonable notice to the parties of the date, time and place of the hearing. The hearing shall be open to the public.

         (c) Witnesses at the hearing will testify under oath or affirmation. A party or the hearing officer may obtain an answer from any witness to any question that is not the subject of an objection sustained by the hearing officer. The parties have the right to cross-examine any witness.

         (d) Unless otherwise directed by the hearing officer, the Air Force shall open the hearing by presenting evidence supporting the preliminary assessment not to grant renewal. The operator shall then present evidence to support renewal.

         (e) All hearings shall be electronically or stenographically reported. All evidence upon which the hearing officer relies for decision shall be contained in the transcript of testimony, either directly or by appropriate reference. All exhibits introduced as evidence shall be marked for identification and incorporated into the record. Transcripts may be obtained, at the expense of the requesting party, from the official reporter.

RULE 9. CLOSING OF THE RECORD.

         (a) If a hearing is held, the record of the proceeding shall be closed by announcement by the hearing officer when the taking of testimony has been concluded. The hearing officer may direct the record to be closed as of a future specified date in order to permit the admission into the record of exhibits to be prepared, provided that the parties stipulate on the record that they waive the opportunity to cross-examine or present evidence with respect to such exhibits.

         (b) If, pursuant to Rule 8(a), the parties waive a bearing, the record of the proceeding shall be closed by the hearing officer by notice to the parties.

RULE 10. ADMISSIBILITY AND WEIGHT OF EVIDENCE.

         (a) Any relevant evidence may be received. The hearing officer may exclude relevant evidence to avoid unfair prejudice, confusion of the issues, undue delay, or needless presentation of cumulative evidence. Hearsay evidence is admissible unless the hearing officer finds such evidence to be unreliable or untrustworthy.

         (b) The hearing officer will determine the weight to be given to evidence and the credibility to be accorded witnesses.

         (c) Generally, unless otherwise provided by statute or these rules, the bearing officer shall consider the Federal Rules of Evidence as guidance in making evidentiary rulings.

RULE 11. PROPOSED FINDINGS AND CONCLUSIONS

         (a) On its own initiative, each party may, or at the direction of the hearing officer, each party shall submit proposed findings of fact and conclusions. Unless otherwise directed by the hearing officer, the proposed findings and conclusions shall be submitted within 15 days of either the close of the record of the proceeding, or the receipt of the transcript, whichever date is later.

         (b) Proposed findings of fact shall be set forth in serially numbered paragraphs and shall set out in detail and with particularity all basic evidentiary facts developed on the record (with appropriate citations to the record) supporting the conclusions proposed by the party. Proposed conclusions shall be stated separately.

RULE 12. HEARING OFFICER'S RECOMMENDATION.

         (a) Within 25 days after the receipt of the parties' proposed findings of fact and conclusions, the hearing officer shall prepare and present to the Base Commander his or her Findings of Fact, Conclusions, and Recommendation.

         (b) The Findings of Fact, Conclusions, and Recommendation shall be based solely on the record of the proceedings. If it is the recommendation of the hearing officer that renewal be denied, such recommendation must be based upon a finding supported by a preponderance of the evidence that the operator has failed to satisfy one or more of the requirements set forth in Section 626(c)(1) of the Cable Act, 47 U.S.C. 546. In addition, such recommendation must be consistent with Section 626(d) of the Cable Act, 47 U.S.C. 546.

RULE 13. BASE COMMANDER'S DECISION.

         (a) Within 15 days after receiving the hearing officer's Findings of Fact, Conclusions, and Recommendation, the Base Commander, as the franchising authority, shall issue a written decision granting or denying renewal. The Base Commander may adopt as his or her own, and may incorporate in his or her decision by reference the hearing officer's Findings of Fact and Conclusions.

         (b) For the purposes of Section 626(f) of the Cable Act, 47 U.S.C. 546(f), the decision of the Base Commander shall be final.

                                   APPENDIX C

                                CONTRACT CLAUSES

                                                           APPENDIX C
                                                           PAGE 1 of 11

                                CONTRACT CLAUSES

1. CLAUSES AND PROVISIONS

(a) Clauses and provisions from the Federal Acquisition Regulation (FAR) and supplements thereto are incorporated in this document by reference and in full text. Those incorporated by reference have the same force and effect as if they were given in full text.

(b) Clauses and provisions in this document will be numbered in sequence, but will not necessarily appear in consecutive order.

2. REQUIRED INSURANCE

Reference FAR clause entitled "Insurance Work on a Government Installation" the Contractor shall, at its own expense, procure and thereafter maintain the following kinds of insurance with respect to performance under the contract.

a. Workmen's Compensation and Employers Liability Insurance as required by law except that if this contract is to be performed in a State which does not require or permit private insurance, then compliance with the statutory or administrative requirements in any such State will be satisfactory. The required Workmen's Compensation insurance shall extend to cover employer's liability for accidental bodily injury or death and for occupational disease with a minimum liability limit of $100,000.

b. General Liability Insurance. Bodily injury liability insurance, in the minimum limits of $500,000 per occurrence shall be required on the comprehensive form of policy.

c. Automobile Liability Insurance. This insurance shall be required on the comprehensive form of policy and shall provide bodily injury liability and property damage liability covering the operation of all automobiles used in connection with the performance of the contract. At least the minimum limits of $200,000 per person and $500,000 per occurrence for bodily injury and $20,000 per occurrence for property damage shall be required.
(IAW FAR 28.306(b))

3. SAFETY AND ACCIDENT PREVENTION (APR 1984) AF FAR SUP 5352.223-9000

(a) In performing work under this contract on a Government installation, the Contractor shall--

(1) Conform to the specific safety requirements established by this contract;

(2) Comply with the safety rules of the Government installation that concern related activities not directly addressed in this contract;

(3) Take all reasonable steps and precautions to prevent accidents and preserve the life and health of Contractor and Government personnel performing or in any way coming in contact with the performance of this contract; and

(4) Take such additional immediate precautions as the Contracting Officer may reasonably require for safety and accident prevention purposes.

                                                           APPENDIX C
                                                           PAGE 2 of 11

(b) If this contract is performed on an Air Force installation, the Air Force Occupational Safety and Health Standards (AFOSH) developed in accordance with AFR 127-12, Air Force Occupational Safety, Fire Prevention, and Health Program in effect on the date of this contract, apply. If contract performance is on other than an Air Force installation, the Contractor shall comply with the safety rules of that Government installation, in effect on the date of this contract.

(c) The Contracting Officer may, by written order, direct additional AFOSH and safety and accident standards as may be required in the performance of this contract and any adjustments resulting from such direction will be in accordance with the Changes clause of this contract.

(d) Any violation of these safety rules and requirements, unless promptly corrected as directed by the Contracting Officer, shall be grounds for termination of this contract in accordance with the Default clause of this contract.
(IAW AF FAR SUP 5323.9002)

4. BASE SUPPORT (JUL 1992) AFMC FAR SUP 5352.245.9000

Base support will be provided by the Government to the contractor in accordance with the provisions of this clause. Failure by the contractor to comply with the provisions of this clause will release the Government, without prejudice, from its obligation to provide base support by the date(s) required. If warranted, and if the contractor has complied with the provisions of this clause, an equitable adjustment will be made if the Government fails to provide base support by the date(s) required.

(a) Base support includes Government-controlled working space, material, equipment, services (including automatic data processing), or other support (excluding use of the Defense Switched Network (DSN) which the Government determines can be made available at, or through, any Air Force installation where this contract will be performed. All Government property in the possession of the contractor, provided through the base support clause, will be used and managed in accordance with the Government Property clauses.

(b) The Air Force installations providing the support will be listed in subparagraph (e), and the Government support to be furnished by each installation under this contract will be listed in subparagraph (f).

(c) Unless otherwise stipulated in the contract schedule, support will be provided on a no-charge-for-use basis and the value will be a part of the Government's contract consideration.

(d) The contractor agrees to immediately report (with a copy to the cognizant
CAO) inadequacies, defective Government Furnished Property (GFP) or nonavailability of support stipulated by the contract schedule, together with a recommended plan for obtaining the required support. The Government agrees to determine (within 10 workdays) the validity and extent of the involved requirement and the method by which it will be fulfilled (e.g., purchase, rental, lease, GFP, etc.). Facilities will not be purchased under this clause. Additionally, the contractor (or authorized representative) will not purchase, or otherwise furnish any base support requirement provided by the clause (or authorize others to do so), without prior written approval of the Contracting Officer regarding the price, terms, and conditions of the proposed purchase, or approval of other arrangements.

                                                           APPENDIX C
                                                           PAGE 3 of 11

(e) Following are installations where base support will be provided:

Edwards AFB, CA

(f) The Government support to be furnished under this contract is reflected in Section C of this Franchise Agreement. Because of the nature and location(s) of the work performed, the value of such equipment is undeterminable. The contractor shall not incur any cost resulting from nonsupport prior to Contracting Officer concurrence in accordance with this clause.
(IAW AFMC FAR SUP 5345.106-90(a))

5. FAR 52.252-2 CLAUSES INCORPORATED BY REFERENCE JUN 1988

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.
(IAW FAR 52.107(b))

6. 52.202-1 DEFINITIONS                                               SEP 1991
(IAW FAR 2.201)

7. 52.203-1 OFFICIALS NOT TO BENEFIT                                  APR 1984
(IAW FAR 3.102-2)

8. 52.203-3 GRATUITIES                                                APR 1984
(IAW FAR 3.202)

9. 52.203-5 COVENANT AGAINST CONTINGENT FEES                          APR 1984
(IAW FAR 3.404(c))

10. 52.203-6 RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT    JUL 1985
(IAW FAR 3.503-2)

11. 52.203-7 ANTI-KICKBACK PROCEDURES                                 OCT 1988
(IAW FAR 3.502-3)

12. 52.203-9 REQUIREMENT FOR CERTIFICATE OF PROCUREMENT               NOV 1990
INTEGRITY -- MODIFICATION

(a) Definitions. The definitions set forth in FAR 3.104-4 are hereby incorporated in this clause.

(b) The Contractor agrees that it will execute the certification set forth in paragraph (c) of this clause when requested by the Contracting Officer in connection with the execution of any modification of this contract.

(c) Certification. As required in paragraph (b) of this clause, the officer or employee responsible for the modification proposal shall execute the following certification:

                                                           APPENDIX C
                                                           PAGE 4 of 11

                           CERTIFICATE OF PROCUREMENT
                      INTEGRITY -- MODIFICATION (NOV 1990)

(1) I, John Hutton (Name of certifier) am the officer or employee responsible for the preparation of this modification proposal and hereby certify that, to the best of my knowledge and belief, with the exception of any information described in this certification, I have no information concerning a violation or possible violation of subsection 27(a), (b), (d), or (f) of the Office of Federal Procurement Policy Act, as amended* (41 U.S.C. 423), (hereinafter referred to as "the Act"), as implemented in the FAR occurring during the conduct of this procurement (contract and modification number).

(2) As required by subsection 27(e)(1)(B) of the Act, I further certify that to the best of my knowledge and belief, each officer, employee, agent, representative, and consultant of Cable TV Fund 12-BCD Venture (Name of Offeror) who has participated personally and substantially in the preparation or submission of this proposal has certified that he or she is familiar with, and will comply with the requirements of subsection 27(a) of the Act, as implemented in the FAR, and will report immediately to me any information concerning a violation or possible violation of subsections 27(a), (b), (d) or (f) of the Act, as implemented in the FAR, pertaining to this procurement.

(3) Violations or possible violations: (Continue on plain bond paper if necessary and label Certificate of Procurement Integrity -- Modification (Continuation Sheet), ENTER "NONE" if NONE EXISTS)

                                      None
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Signature of the officer or employee responsible for the modification proposal and date)
________________________________________________________________________________

(Typed name of the officer or employee responsible for the modification proposal)

  John Hutton
________________________________________________________________________________

*Subsections 27(a), (b), and (d) are effective on December 1, 1990. Subsection 27(f) is effective on June 1, 1991.

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER TITLE 18, UNITED STATES CODE,
SECTION 1001.

                             (End of Certification)

                                                           APPENDIX C
                                                           PAGE 5 of 11

(d) In making the certification in paragraph (2) of the certificate, the officer or employee of the competing Contractor responsible for the offer or bid, may rely upon a one-time certification from each individual required to submit a certification to the competing Contractor, supplemented by periodic training. These certifications shall be obtained at the earliest possible date after an individual required to certify begins employment or association with the contractor. If a contractor decides to rely on a certification executed prior to the suspension of section 27 (i.e., prior to December 1, 1989), the Contractor shall ensure that an individual who has so certified is notified that section 27 has been reinstated. These certifications shall be maintained by the Contractor for a period of 6 years from the date a certifying employee's employment with the company ends or, for an agency, representative, or consultant, 6 years from the date such individual ceases to act on behalf of the contractor.

(e) The certification required by paragraph (c) of this clause is a material representation of fact upon which reliance will be placed in executing this modification.
(IAW FAR 3.104-10(b))

13. 52.203-10 PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY           SEP 1990
(IAW FAR 3.104-10(c))

14. 52.203-12 LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS   JAN 1990
(IAW FAR 3.808(b))

15. 52.208-3 CONFLICTS                                                           APR 1984
(IAW FAR 8.309-3)

16. 52.209-6 PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH       NOV 1992
  CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT
(IAW FAR 9.409(b))

17. 52.215-2 AUDIT-NEGOTIATION                                                   FEB 1993
(IAW FAR 15.106-2(b))

18. 52.219-8 UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL DISADVANTAGED      FEB 1990
  BUSINESS CONCERNS
IAW FAR 19.708(a))

19. 52.219-13 UTILIZATION OF WOMEN-OWNED SMALL BUSINESSES                        AUG 1986
(IAW FAR 19.902)

20. 52.220-1 PREFERENCE FOR LABOR SURPLUS AREA CONCERNS                          APR 1984

(a) This acquisition is not a set aside for labor surplus area (LSA) concerns. However, the offeror's status as such a concern may affect (1) entitlement to award in case of tie offers or (2) offer evaluation in accordance with the Buy American Act clause of this solicitation. In order to determine whether the offeror is entitled to a preference under (1) or (2) above, the offeror must identify, below, the LSA in which the costs to be incurred on account of manufacturing or production (by the offeror or the first-tier subcontractors) amount to more than 50 percent of the contract price.

- - ------------------------------------------------------

- - ------------------------------------------------------

                                                           APPENDIX C
                                                           PAGE 6 of 11

(b) Failure to identify the locations as specified above will preclude consideration of the offeror as an LSA concern. If the offeror is awarded a contract as an LSA concern and would not have otherwise qualified for award, the offeror shall perform the contract or cause the contract to be performed in accordance with the obligations of an LSA concern.

(IAW FAR 20.103(b))

21. 52.220-3 UTILIZATION OF LABOR SURPLUS AREA CONCERNS                                                 APR 1984
(IAW FAR 20.302(a))

22. 52.222-1 NOTICE TO THE GOVERNMENT OF LABOR DISPUTES                                                 APR 1984
(IAW FAR 22.101-1(e), and 22.103-5(a))

23. 52.222-3 CONVICT LABOR                                                                              APR 1984
(IAW FAR 22.202)

24. 52.222-4 CONTRACT WORK HOURS AND SAFETY STANDARDS ACT -- OVERTIME COMPENSATION                      MAR 1986
(IAW FAR 22.305)

25. 52.222-26 EQUAL OPPORTUNITY                                                                         APR 1984
(IAW FAR 22.810(e))

26. 52.222-35 AFFIRMATIVE ACTION FOR SPECIAL DISABLED AND VIETNAM ERA VETERANS                          APR 1984
(IAW FAR 22.1308(a)(1), and DFARS 222.1308(a)(1))

27. 52.222-36 AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS                                                APR 1984
(IAW FAR 22.1408(a))

28. 52.222-37 EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA           JAN 1988
(IAW FAR 22.1308(b))

29. 52.223-2 CLEAN AIR AND WATER                                                                        APR 1984
(IAW FAR 23.105(b))

30. 52.223-6 DRUG-FREE WORKPLACE                                                                        JUL 1990
(IAW FAR 23.505(b))

31. 52.225-11 RESTRICTIONS ON CERTAIN FOREIGN PURCHASES                                                 MAY 1992
(IAW FAR 25.704)

32. 52.227-1 AUTHORIZATION AND CONSENT                                                                  APR 1984
(IAW FAR 27.201-2(a))

33. 52.227-2 NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENTS                         APR 1984
(IAW FAR 27.202-2)

34. 52.228-5 INSURANCE -- WORK ON A GOVERNMENT INSTALLATION                                             SEP 1989
(IAW FAR 28.310(a))

                                                           APPENDIX C
                                                           PAGE 7 of 11

35. 52.229-4 FEDERAL, STATE, AND LOCAL TAXES (NONCOMPETITIVE CONTRACT)                                  JAN 1991
(IAW FAR 29.401-4)

36. 52.229-5 TAXES--CONTRACTS PERFORMED IN U.S. POSSESSIONS OR PUERTO RICO                              APR 1984
(IAW FAR 29.401-5)

37. 52.232-1 PAYMENTS                                                                                   APR 1984
(IAW FAR 32.111(a)(1))

38. 52.232-8 DISCOUNTS FOR PROMPT PAYMENT                                                               APR 1989
(IAW FAR 32.111(c)(1))

39. 52.232-11 EXTRAS                                                                                    APR 1984
(IAW FAR 32.111(d)(2))

40. 52.232-17 INTEREST                                                                                  JAN 1991
(IAW FAR 32.617(a) and 32.617(b))

41. 52.232-23 ASSIGNMENT OF CLAIMS                                                                      JAN 1986
(IAW FAR 32.806(a)(1))

42. 52.232-25 PROMPT PAYMENT                                                                            SEP 1992
For the purposes of this clause the blank(s) are completed as follows:
(b)(2) 30th Day
(IAW FAR 32.908(c) and AFAC 92-27 (Item D1))

43. 52.233-1 DISPUTES                                                                                   DEC 1991
(IAW FAR 33.215)

44. 52.233-3 PROTEST AFTER AWARD                                                                        AUG 1989
(IAW FAR 33.106(b))

45. 52.237-2 PROTECTION OF GOVERNMENT BUILDINGS, EQUIPMENT, AND VEGETATION                              APR 1984
(IAW FAR 37.110(b))

46. 52.242-13 BANKRUPTCY                                                                                APR 1991
(IAW FAR 42.903)

47. 52.243-1 CHANGES--FIXED-PRICE                                                                       AUG 1987
(IAW FAR 43.205(a)(1))

48. DELIVERY ORDER PROCEDURES

     The requirement to provide cable television services to the Federal buildings identified in the document titled "List of Federal Facilities to Receive CATV Services", which shall be issued separate from and subsequent to this Franchise Agreement by the Contracting Officer, shall be initiated by the issuance of a Blanket Delivery Order. The Blanket Delivery Order will specify the exact number, location and type of cable television services to be provided, along with the exact price for the service. The Blanket Delivery Order dollar amount will be a "Not To Exceed" amount. The Contractor shall not exceed the amount shown on the Blanket Delivery Order. The Contractor shall immediately notify the Contracting Officer if it is believed that the Not to Exceed amount will need to be increased to allow further continuance of services.

49. RESERVED

                                                           APPENDIX C
                                                           PAGE 8 of 11

50. 52.243-1 Alternate I                                                                                APR 1984
(IAW FAR 43.205(a)(2))

51. 52.246-25 LIMITATION OF LIABILITY -- SERVICES                                                       APR 1984
(IAW FAR 46.805(a)(4))

51A. 52.249-2 TERMINATION FOR CONVENIENCE OF THE GOVERNMENT (FIXED PRICE)                               APR 1984
(IAW FAR 49.502(b)(1)(i))

52. 252.203-7000 STATUTORY PROHIBITIONS ON COMPENSATION TO FORMER DEPARTMENT OF DEFENSE EMPLOYEES       DEC 1991
(IAW DFARS 203.170-4)

53. 252.203-7001 SPECIAL PROHIBITION ON EMPLOYMENT                                                      APR 1993
(IAW DFARS 203.570-5)

54. 252.204-7003 CONTROL OF GOVERNMENT PERSONNEL WORK PRODUCT                                           APR 1992
(IAW DFARS 204.404-70(b))

55. 252.219-7008 PILOT MENTOR PROTEGE PROGRAM                                                           OCT 1992
(IAW DFARS 219.7107)

56. 252.223-7006 PROHIBITION ON STORAGE AND DISPOSAL OF TOXIC AND HAZARDOUS MATERIALS                   APR 1993
(IAW DFARS 223.7103)

57. 252.225-7012 PREFERENCE FOR CERTAIN DOMESTIC COMMODITIES                                            DEC 1991
(IAW DFARS 225.7002-4(a))

58. 252.225-7031 SECONDARY ARAB BOYCOTT OF ISRAEL                                                       JUN 1992
(IAW DFARS 225.770-5)

59. 252.231-7000 SUPPLEMENTAL COST PRINCIPLES                                                           DEC 1991
(IAW DFARS 231.100-70)

60. 252.232-7006 REDUCTION OR SUSPENSION OF CONTRACT PAYMENTS UPON FINDING OF FRAUD                     AUG 1992
(IAW DFARS 232.111-70)

61. 252.233-7000 CERTIFICATION OF CLAIMS AND REQUESTS FOR ADJUSTMENT OR RELIEF                          APR 1993
(IAW DFARS 233.7001)

62. 252.242-7000 POSTAWARD CONFERENCE                                                                   DEC 1991
(IAW DFARS 242.570)

63. 252.243-7001 PRICING OF CONTRACT MODIFICATIONS                                                      DEC 1991
(IAW DFARS 243.205-71)

64. 252.247-7023 TRANSPORTATION OF SUPPLIES BY SEA                                                      DEC 1991

(a) Definition.

As used in this clause --

(1) "Components" means articles, materials, and supplies incorporated directly into end products at any level of manufacture, fabrication, or assembly by the Contractor or any subcontractor.

                                                           APPENDIX C
                                                           PAGE 9 of 11

(2) "Department of Defense" (DoD) means the Army, Navy, Air Force, Marine Corps, and defense agencies.

(3) "Foreign flag vessel" means any vessel that is not a U.S.-flag vessel.

(4) "Ocean transportation" means any transportation aboard a ship, vessel, boat, barge, or ferry through international waters.

(5) "Subcontractor" means a supplier, materialman, distributor or vendor at any level below the prime contractor whose contractual obligation to perform results from, or is conditioned upon, award of the prime contract and who is performing any part of the work or other requirement of the prime contract.

(6) "Supplies" means all property, except land and interests in land, that is clearly identifiable for eventual use by or owned by the DoD at the time of transportation by sea.

(i) An item is clearly identifiable for eventual use by the DoD if, for example, the contract documentation contains a reference to a DoD contract number or a military destination.

(ii) "Supplies" includes (but not limited to) public works; buildings and facilities; ships; floating equipment and vessels of every character, type, and description, with parts, subassemblies, accessories, and equipment; machine tools; material; equipment; stores of all kinds; end items; construction materials; and components of the foregoing.

(7) "U.S.-flag vessel" means a vessel of the United States or belonging to the United States, including any vessel registered or having national status under the laws of the United States.

(b) The Contractor shall employ U.S.-flag vessels in the transportation by sea of any supplies to be furnished in the performance of this contract. The Contractor and its subcontractors may request that the Contracting Officer authorize shipment in foreign-flag vessels, or designate available U.S.-flag vessels, if the Contractor or a subcontractor believes that--

(1) U.S.-flag vessels are not available for timely shipment;

(2) The freight charges are inordinately excessive or unreasonable; or

(3) Freight charges are higher than charges to private persons for transportation of like goods.

(c) The Contractor must submit any request for use of other than U.S.-flag vessels in writing to the Contracting Officer at least 45 days prior to the sailing date necessary to meet its delivery schedules. The Contracting Officer will process requests submitted after such date(s) as expeditiously as possible, but the Contracting Officer's failure to grant approvals to meet the shipper's sailing date will not of itself constitute a compensable delay under this or any other clause of this contract. Requests shall contain a minimum--

(1) Type, weight, and cube of cargo;

(2) Required shipping date;

(3) Special handling and discharge requirements;

(4) Loading and discharge points;

(5) Name of shipper and consignee;

                                                           APPENDIX C
                                                           PAGE 10 of 11

(6) Prime contract number; and

(7) A documented description of efforts made to secure U.S.-flag vessels, including points of contact (with names and telephone numbers) with at least two U.S.-flag carriers contacted. Copies of telephone notes, telegraphic and facsimile messages or letters will be sufficient for this purpose.

(d) The Contractor shall, within 30 days after each shipment covered by this clause, provide the Contracting Officer and the Division of National Cargo, Office of Market Development, Maritime Administration, U.S. Department of Transportation, Washington DC 20590, one copy of the rated on board vessel operating carrier's ocean bill of lading, which shall contain the following information --

(1) Prime contact number;

(2) Name of vessel;

(3) Vessel flag of registry;

(4) Date of loading;

(5) Port of loading;

(6) Port of final discharge;

(7) Description of commodity;

(8) Gross weight in pounds and cubic feet if available;

(9) Total ocean freight in U.S. dollars; and

(10) Name of the steamship company.

(e) The Contractor agrees to provide with its final invoice under this contract a representation that to the best of its knowledge and belief --

(1) No ocean transportation was used in the performance of this contract;

(2) Ocean transportation was used and only U.S.-flag vessels were used for all ocean shipments under the contract;

(3) Ocean transportation was used, and the Contractor had the written consent of the Contracting Officer for all non-U.S.-flag ocean transportation; or

(4) Ocean transportation was used and some or all of the shipments were made on non-U.S.-flag vessels without the written consent of the Contracting Officer. The Contractor shall describe these shipments in the following format:

ITEM

CONTRACT

DESCRIPTION

LINE ITEMS

                                                           APPENDIX C
                                                           PAGE 11 of 11

QUANTITY

TOTAL

(f) If the final invoice does not include the required representations, the Government will reject and return it to the Contractor as an improper invoice for the purposes of the Prompt Payment clause of this contract. In the event there has been unauthorized use of non-U.S.-flag vessels in the performance of this contract, the Contracting Officer is entitled to equitably adjust the contract, based on the unauthorized use.

(g) The Contractor shall include this clause, including this paragraph (g), in all subcontracts under this contract, which exceed the small purchase limitation of section 13.000 of the Federal Acquisition Regulation.
(IAW DFARS 247.573(b))

                                   APPENDIX D

                              CABLE SERVICE RATES

                               RATES AND CHARGES

BASIC SERVICE:                                            EDWARDS AFB
LIMITED BASIC SERVICE                                        10.00
TIER 1 SERVICE                                                5.00
ADD'L OUTLET
PIONEER CONV RENTAL
BASIC ONLY CONV RENTAL
REMOTE CONTROL                                             2.50/3.50
HBO                                                        10.00/6.00
CINEMAX                                                    10.00/6.00
DISNEY                                                     8.00/4.00
SHOWTIME                                                   10.00/6.00
TMC                                                        6.00/3.00
PLAYBOY                                                    10.00/6.00
PAYS ON ADD'L OUTLET                                 1/2 PRICE IF DUPLICATED
INSTALLATION:                                              RES. DORM
EDWARDS INSTALL                                           29.95 15.00
TRANSFER                                                     15.00
PRE-WIRED INSTALL
POST-WIRED INSTALL
DELINQUENT RECON                                             40.00
ADD OUTLET (TIME OF INSTALL)                           INCLUDED (up to 2)
ADD OUTLET (SEPARATE TRIP)                                   15.00
RELOCATE OUTLET                                              15.00
NO TRUCK CHG OF SERVICE                                       1.99
CUST CAUSED TROUBLE CALL                                     20.31
DEPOSIT                                                      25.00

                                   APPENDIX E

                                 ETHERNET RATES

                         [JONES INTERCABLE LETTERHEAD]

                                                                          93-032

November 16, 1993

Mr. John Kellas
650 ABW/SCX
10 South Seller Avenue
EAFB, CA 93524-1110

Dear John:

This letter is in response to your request for additional information/clarification in reference to the November 9th ETHERNET cost proposal. First of all, let me give clarification to the Service, Monthly Charge, and Installation columns which appeared as follows on the November 9th proposal:

           SERVICE               MONTHLY CHARGE             INSTALLATION
           -------               --------------             ------------
Flat Fee (For Five Years)            $1,000                    Waived
Bridge/Router Access/Site            $  200                    Waived
Single PC/4-Mbit Access/Site         $   53         $130 (Private Installation)
Single PC/500-Kbit /Site             $   27         $130 (Private Installation)

FLAT FEE:

This charge is to cover capital expenditure necessary to install the transportation network for the ETHERNET (Please note that under the installation heading here we inadvertently typed the word waived; it should have appeared N/A for non-applicable). The $1,000 per month for 5 years or 60 months was based on a capital expenditure of $47,071 with a 10% cost of money discount rate applied. This equates to approximately $60,000 over a 5 year period (See Exhibit A for specific breakout). If you prefer an up front one time cash payment as opposed to the 60 month $1,000 payment, then the total amount for the transportation network installation would be $47,071.

BRIDGER ROUTER:

This section refers to a 4-Mbit access site in which we would bear the cost for installation and maintenance of the required data modulator. In general terms, this would be for connections to LAN's. For the service and hardware there would be a $200 monthly charge and no installation fee.

          41551 Tenth Street West, Palmdale, CA 93551    805-947-3130

SINGLE PC/4-MBIT:

This would apply to where the base or a private individual would hook a single PC into a 4-Mbit access site. The cost to either the base or private individual would be $53 per month. The installation fee for the base would be waived. However, a private individual would be required to pay a $130 installation fee.

SINGLE PC/500-KBIT:

This is a slower 500-Kbit data stream designed for private individuals at a reduced monthly charge of $27 and an installation fee of $130.

As with our standard cable TV service, installation is contingent on existing plant's proximity to requested installation site.

Attached is a modified/reworded version of our original cost proposal (Exhibit
B). Should you require any additional information, please do not hesitate to call me at (805) 947-3130.


Sincerely yours,

/s/  CRAIG W. CHASE
Craig W. Chase
Engineering Manager

                                   EXHIBIT A
                            MATERIAL LABOR BREAKOUT

                                                                            COST
                        DESCRIPTION                           QUANTITY    PER UNIT       TOTAL
Zenith Data Translator                                        1           $2,723.50    $ 2,723.50
Trunk Amp & Corresponding L.E. Reverse Modules                42          $  434.50    $18,249.00
Letro 60 Volt Power Supply Upgrade (Includes 3 batteries
  per unit)                                                   8           $1,430.00    $11,440.00
Headend Modulator Channel Conversion Drawers                  1 Set       $  995.00    $   995.00
Headend Processor Channel Conversion Drawers                  1 Set       $  985.00    $   985.00
Miscellaneous Parts, Connectors, Wire, and Electrical
  Switches                                                                $1,212.00    $ 1,212.00
                                                                                       ----------
                                                                                       $35,604.50

Engineering                                                   180 Hrs     $   30.00    $ 5,400.00
Installation & System Set-Up                                  559         $   22.00    $12,298.00
                                                                                       ----------
                                                                                       $17,698.00
GRAND TOTAL                                                                            $53,302.50

* Revised on 6/23/94 to include "P" housing area

                                   EXHIBIT B
                                 COST PROPOSAL

                    SERVICE                       MONTHLY CHARGE              INSTALLATION
Flat Fee (For Five Years)                             $1,000         N/A
Bridge/Router Access/Site                             $  200         Waived
Single PC/4-Mbit Access/Site                          $   53         $130 (Private Installation)
                                                                     Waived (Based Installation)
Single PC/500-Kbit/Site                               $   27         $130 (Private Installation)

                                   APPENDIX F

                                CHANNEL LINE-UP

                                 EDWARDS AFB
                               CHANNEL LINE-UP

                            LIMITED BASIC SERVICE

   2      KCBS-TV -- Los Angeles CBS
   3      KAV-TV -- Local Origination
   4      KNBC-TV -- Los Angeles NBC
   5      KTLA -- Los Angeles Independent
   6      The Command Channel
   7      KABC-TV -- Los Angeles ABC
   8      KCET -- Los Angeles PBS
   9      KCAL -- Los Angeles Independent
  10      Sneak Prevue -- PPV Highlights
  11      KTTV -- Los Angeles Independent
  12      Mind Extension University
  13      KCOP -- Los Angeles Independent
  14      KHIZ -- Victorville Independent
  15      AV Buyers Network
  16      TBS Superstation -- Atlanta
  17      KLCS -- Los Angeles PBS
  18      KSCI -- San Bernardino European/Filipino
  19      TBN -- Trinity Broadcast Network
  20      C-SPAN
  21      WGN Superstation -- Chicago
  22      KWHY -- Los Angeles Business/Spaish

                      PREMIUM AND PAY-PER-VIEW SERVICES

  23      REQUEST PAY-PER-VIEW
  24      VIEWERS CHOICE PAY-PER-VIEW
  25      ACTION PAY-PER-VIEW
  26      HBO
  27      CINEMAX
  28      DISNEY CHANNEL
  29      SHOWTIME
  30      THE MOVIE CHANNEL
  62      PLAYBOY

                      LIMITED BASIC SERVICE (continued)

  31      Home Shopping Network
  32      KRCA -- Riverside Asian/Armenian
  33      KVEA -- Los Angeles Spanish
  34      KMEX -- Los Angeles Spanish
  35      KPAL -- Local Independent

                                                         TIER ONE SERVICE
  36      E! Entertainment Television
  37      American Movie Classics
  38      CNBC -- Consumer New & Business Channel
  39      CNN -- Cable News Network
  40      The Weather Channel
  41      Prime Ticket
  42      ESPN -- Entertainment & Sports Programming
  43      USA Network
  44      TNT -- Turner Network Television
  45      The Nashville Network
  46      Lifetime
  47      The Family Channel
  48      Nickelodeon
  49      Cartoon Network
  50      Arts & Entertainment Network
  51      The Discovery Channel
  52      BET -- Black Entertainment TV
  53      MTV
  54      VH-1
  55      Comedy Central
 *56      The Food Network
  57      Unlicensed Channel
  58      ESPN 2

*Beginning June 1, 1994

                                   APPENDIX G

                          CUSTOMER SERVICE OBLIGATIONS

76.305(c)                                                           July 1, 1993
                                                                          93-145

               FEDERAL COMMUNICATIONS COMMISSION RULES -- PART 76

     (c) The records specified in paragraph (a) of this section shall be retained for the periods specified in sec.sec. 76.207, 76.221(f), 76.79 76.225(c), 76.601(c), and 76.601(e), respectively. (Revised 92-61, 6/30/92)

     (d) REPRODUCTION OF RECORDS.

     Copies of any material in the public inspection file shall be available for machine reproduction upon request made in person, provided the requesting party shall pay the reasonable cost of reproduction. Requests for machine copies shall be fulfilled at a location specified by the system operator, within a reasonable period of time, which in no event shall be longer than seven days. The system operator is not required to honor requests made by mail but may do so if it chooses. (Revised 77-205, 5/16/77)

     76.307  SYSTEM INSPECTION.

     The operator of a cable television system shall make the system, its public inspection file, (if required by sec. 76.305), and its records of regards of subscribers available for inspection upon request by any authorized representative of the Commission at any reasonable hour. (Revised 77-205, 5/16/77)

     76.309  CUSTOMER SERVICE OBLIGATIONS.

     (a) A cable franchise authority may enforce the customer service standards set forth in paragraph (c) of this section against cable operators. The franchise authority must provide affected cable operators ninety (90) days written notice of its intent to enforce the standards.

     (b) Nothing in this rule should be construed to prevent or prohibit:

        (1) A franchising authority and a cable operator from agreeing to customer service requirements that exceed the standards set forth in paragraph (c) of this section;

        (2) A franchising authority from enforcing, through the end of the franchise term, pre-existing customer service requirements that exceed the standards set forth in paragraph (c) of this section and are contained in current franchise agreements;

        (3) Any State or any franchising authority from enacting or enforcing any consumer protection law, to the extent not specifically preempted herein; or

        (4) The establishment or enforcement of any State or municipal law or regulation concerning customer service that imposes customer service requirements that exceed, or address matters not addressed by the standards set forth in paragraph (c) of this section.

FCC/76-95                                   -56-
RULES SERVICE CO.                      COPYRIGHT, 1993                       WASHINGTON, D.C.

July 1, 1993                                                           76.309(c)
93-145

               FEDERAL COMMUNICATIONS COMMISSION RULES -- PART 76

     (c) Effective July 1, 1993, a cable operator shall be subject to the following customer service standards:

        (1) Cable system office hours and telephone availability --

           (i) The cable operator will maintain a local, toll-free or collect call telephone access line which will be available to its subscribers 24 hours a day, seven days a week.

               (A) Trained company representatives will be available to respond to customer telephone inquiries during normal business hours.

               (B) After normal business hours, the access line may be answered by a service or an automated response system, including an answering machine. Inquiries received after normal business hours must be responded to by a trained company representative on the next business day.

           (ii) Under normal operating conditions, telephone answer time by a customer representative, including wait time, shall not exceed thirty (30) seconds when the connection is made. If the call needs to be transferred, transfer time shall not exceed thirty
                (30) seconds. These standards shall be met no less than ninety
                (90) percent of the time under normal operating conditions, measured on a quarterly basis.

           (iii) The operator will not be required to acquire equipment or perform surveys to measure compliance with the telephone answering standards above unless an historical record of complaints indicates a clear failure to comply.

           (iv) Under normal operating conditions, the customer will receive a busy signal less than three (3) percent of the time.

           (v) Customer service center and bill payment locations will be open at least during normal business hours and will be conveniently located.

FCC/76-95                                   -57-
RULES SERVICE CO.                      COPYRIGHT, 1993                       WASHINGTON, D.C.

76.309(c)(2)                                                        JULY 1, 1993
                                                                          93-145

               FEDERAL COMMUNICATIONS COMMISSION RULES -- PART 76

        (2) Installations, outages and service calls. Under normal operating conditions, each of the following four standards will be met no less than ninety five (95) percent of the time measured on a quarterly basis:

           (i) Standard installations will be performed within seven (7) business days after an order has been placed. "Standard" installations are those that are located up to 125 feet from the existing distribution system.

           (ii) Excluding conditions beyond the control of the operator, the cable operator will begin working on "service interruptions" promptly and in no event later than 24 hours after the interruption becomes known. The cable operator must begin actions to correct other service problems the next business day after notification of the service problem.

           (iii) The "appointment window" alternatives for installations, service calls, and other installation activities will be either a specific time or, at maximum, a four-hour time block during normal business hours. (The operator may schedule service calls and other installation activities outside of normal business hours for the express convenience of the customer.)

           (iv) An operator may not cancel an appointment with a customer after the close of business on the business day prior to the scheduled appointment.

           (v) If a cable operator representative is running late for an appointment with a customer and will not be able to keep the appointment as scheduled, the customer will be contacted. The appointment will be rescheduled, as necessary, at a time which is convenient for the customer.

                            [Next Page is No. 58.1]

FCC/76-95                            -58-
RULES SERVICE CO.                COPYRIGHT, 1993                WASHINGTON, D.C.

July 1, 1993                                                        76.309(c)(3)
93-145

               FEDERAL COMMUNICATIONS COMMISSION RULES -- PART 76

        (3) Communications between cable operators and cable subscribers --

           (i) Notifications to subscribers --

               (A) The cable operator shall provide written information on each of the following areas at the time of installation of service, at least annually to all subscribers, and at any time upon request:

                   (1) Products and services offered:

                   (2) Prices and options for programming services and
                       conditions of subscription to programming and other services;

                   (3) Installation and service maintenance policies;

                   (4) Instructions on how to use the cable service;

                   (5) Channel positions programming carried on the system; and,

                   (6) Billing and complaint procedures, including the address and telephone number of the local franchise authority's cable office.

               (B) Customers will be notified of any changes in rates,
                   programming services or channel positions as soon as possible through announcements on the cable system and in writing. Notice must be given to subscribers a minimum of thirty (30) days in advance of such changes if the change is within the control of the cable operator. In addition, the cable operator shall notify subscribers thirty (30) days in advance of any significant changes in the other information required by the preceding paragraph.

FCC/76-95                                  -58.1-
RULES SERVICE CO.                      COPYRIGHT, 1993                       WASHINGTON, D.C.

76.309(c)(3)(ii)                                                    JULY 1, 1993
                                                                          93-145

               FEDERAL COMMUNICATIONS COMMISSION RULES -- PART 76

           (ii) Billing --

               (A) Bills will be clear, concise and understandable. Bills must be fully itemized, with itemizations including, but not limited to, basic and premium service charges and equipment charges. Bills will also clearly delineate all activity during the billing period, including optional charges, rebates and credits.

               (B) In case of a billing dispute, the cable operator must respond to a written complaint from a subscriber within 30 days.

           (iii) Refunds -- Refund checks will be issued promptly, but no later than either --

               (A) The customer's next billing cycle following resolution of the request or thirty (30) days, whichever is earlier, or

               (B) The return of the equipment supplied by the cable operator if service is terminated.

           (iv) Credits -- Credits for service will be issued no later than the customer's next billing cycle following the determination that a credit is warranted.

        (4) Definitions --

           (i) Normal business hours --

               The term "normal business hours" means those hours during which most similar business in the community are open to serve customers. In all cases, "normal business hours" must include some evening hours at least one night per week and/or some weekend hours.

FCC/76-95                                 - 58.2 -
RULES SERVICE CO.                      COPYRIGHT, 1993                       WASHINGTON, D.C.

JULY 1, 1993                                                    76.309(c)(4)(ii)
93-145

               FEDERAL COMMUNICATIONS COMMISSION RULES -- PART 76

           (ii) Normal operating conditions --

                The term "normal operating conditions" means those service conditions which are within the control of the cable operator. Those conditions which are not within the control of the cable operator include, but are not limited to, natural disasters, civil disturbances, power outages, telephone network outages, and severe or unusual weather conditions. Those conditions which are ordinarily within the control of the cable operator include, but are not limited to, special promotions, pay-per-view events, rate increases, regular peak or seasonal demand periods, and maintenance or upgrade of the cable system.

          (iii) Service interruption --

                The term "service interruption" means the loss of picture or sound or one or more cable channels.

     76.311  [DELETED] (9/25/85, 85-511)

                             [Next Page is No. 59]

FCC/76-95                                  -58.3 -
RULES SERVICE CO.                      COPYRIGHT, 1993                       WASHINGTON, D.C.